UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 13, 2007	333-101960
Date of Report (Date of earliest event reported)	Commission File Number

YUKON GOLD CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2243048
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

55 York Street
Suite #401
Toronto, Ontario M5J 1R7
(Address of Principal Executive Offices) (Zip Code)

(416) 865-9790
(Registrant's telephone number, including area code)

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 13, 2007, Yukon Gold Corporation, Inc. (the "Company") accepted the resignation of Paul A. Gorman as the Company’s Chief Executive Officer and as a Director, effective immediately. There were no disagreements between the Company and Mr. Gorman with regards to the Company’s operations, policies or practices.

Item 9.01

Exhibits
Exhibits

17.1	Letter of Resignation from Paul A. Gorman to Yukon Gold Corporation, Inc., dated December 13, 2007.

99.1	Press Release of Yukon Gold Corporation, Inc. dated December 13, 2007, entitled "Yukon Gold Corporation, Inc. Corporate Update".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON GOLD CORPORATION, INC.

Date: December 13, 2007	By:/s/ Lisa Rose
Name: Lisa Rose
Title: Secretary